  As filed with the Securities and Exchange Commission on October 22, 1997

                                                   Registration No. 333-______

==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                 ------------------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                      Under The Securities Act of 1933

                  -----------------------------------------

                              MGI PHARMA, INC.
           (Exact name of registrant as specified in its charter)

              Minnesota                         41-1364647
        (State or other jurisdiction         (I.R.S. Employer
     of incorporation or organization)      Identification No.)

         Suite 300E, Opus Center
          9900 Bren Road East
        Minnetonka, Minnesota                      55343
(Address of principal executive offices)        (Zip Code)


                          1997 STOCK INCENTIVE PLAN
                          (Full title of the plan)


                               Lori-jean Gille
                               MGI PHARMA, INC.
                           Suite 300E, Opus Center
                             9900 Bren Road East
                        Minnetonka, Minnesota  55343
                   (Name and address of agent for service)

                               (612) 935-7335
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

========================================================================================
 Title of                            Proposed            Proposed
securities         Amount to         maximum offering    maximum            Amount of
  to be               be             offering price      aggregate          registration
registered        Registered         per share(1)        offering price(1)  fee
----------------------------------------------------------------------------------------
Common Stock
($.01 par value)  3,007,721 shares      $5.25            $15,539,691        $4,709
========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c). The proposed maximum offering price has been calculated as follows: options to purchase 168,375 shares have been issued with a weighted average stock exercise price of $3.7602; and the stock exercise price of options with respect to 2,839,346 shares that are being registered herein but remain unissued is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on October 15, 1997.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ---------------------------------------

          The following documents, which have been filed by MGI PHARMA, INC. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-10736).

          (b) The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997 and the quarter ended June 30, 1997 (File No. 0-10736).

          (c) The description of the Company's capital stock contained in the registration statement on Form 8-A filed by the Company on October 25, 1982, as amended by Form 8 filed July 20, 1987, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.
        -------------------------

          Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

          Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

          The Company's Restated Articles of Incorporation provide for indemnification of directors of the Company to the fullest extent permitted by Minnesota law. Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         Provisions regarding indemnification of officers and directors of the Company to the extent permitted by Section 302A.521 as now enacted or hereafter amended are contained in the Company's Restated Bylaws.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------

          No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. EXHIBITS.
        --------

          4.1   Restated Articles of Incorporation (Incorporated by reference to
                Exhibit 3.1 to the Company's Registration Statement on Form S-2, File No. 33-40763).

          4.2 Restated Bylaws of the Company, as amended to date (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

          5.1   Opinion and Consent of Dorsey & Whitney LLP.

         23.1   Independent Auditors' Consent.

         23.2   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

         24.1   Power of Attorney.

Item 9. Undertakings.
        ------------

A.      The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 17th day of October, 1997


                                    MGI PHARMA, INC.

                                    By  /s/ Charles N. Blitzer
                                       ----------------------------------------
                                    Charles N. Blitzer
                                    President, Chief Executive Officer and
                                    Chairman of the Board


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of October, 1997.

           Signature                            Title
           ---------                            -----


          *                           President, Chief  Executive
-----------------------------         Officer and Chairman of the Board
Charles N. Blitzer                    (principal executive officer)



          *                           Vice President, Chief Financial Officer
-----------------------------         (principal financial and accounting
James V. Adam                         officer)

          *
-----------------------------         Director
Frederick W. Armstrong


          *
-----------------------------         Director
Charles E. Austin


          *
-----------------------------         Director
David E. Collins


          *
-----------------------------         Director
Hugh E. Miller


          *
-----------------------------         Director
Timothy G. Rothwell


          *
-----------------------------         Director
Lee J. Schroeder


*  By  /s/ Lori-jean Gille
     ------------------------
       Lori-jean Gille
       Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------



Exhibit                                                                Page
-------                                                                ----


4.1       Amended and Restated Certificate of Incorporation     Previously Filed

4.2       Amended Bylaws                                        Previously Filed

5.1       Opinion and Consent of Dorsey & Whitney LLP

23.1      Independent Auditors' Consent

23.2      Consent of Dorsey & Whitney LLP
          (included in Exhibit 5.1)

24.1      Power of Attorney